NIKE ANNOUNCES SENIOR LEADERSHIP CHANGES TO DEEPEN CONSUMER-LED GROWTH AND MARKETPLACE ADVANTAGE

HEIDI O’NEILL BECOMES PRESIDENT, CONSUMER, PRODUCT & BRAND
CRAIG WILLIAMS BECOMES PRESIDENT, GEOGRAPHIES & MARKETPLACE

05/24/2023
BEAVERTON, Ore.--(BUSINESS WIRE) -- NIKE, Inc. (NYSE:NKE) announced senior leadership changes today that will continue to build on its strong momentum and underscore Nike’s commitment to product innovation, serving athletes and unrivaled brand storytelling while driving deeper integration across the business.

Heidi O’Neill, currently President, Consumer & Marketplace, will become President, Consumer, Product & Brand, NIKE, Inc., and Craig Williams, currently President, Jordan Brand, will become President, Geographies & Marketplace, NIKE, Inc. Matthew Friend, EVP & Chief Financial Officer, NIKE, Inc., will expand his responsibilities to include Procurement, Global Places & Services and Demand and Supply Management.
“We’re driving even greater focus and integration across our business and teams through these changes, doubling down on what Nike does best: seamlessly serving athletes with compelling product,” said John Donahoe, President & CEO, NIKE, Inc. “Our brand momentum is strong, our innovation pipeline is unmatched, and our strategy is working. What continues to be clear is that there’s so much more potential ahead of us.”

“These shifts will allow us to streamline our focus across product, brand storytelling and marketplace, mining deep consumer insights to deliver breakthrough innovation and engagement, while building long-term growth and profitability,” said Donahoe.

Aligning against its next chapter of growth, O’Neill will lead Nike’s global product engine and fully integrate its brand marketing storytelling to build deep relationships and engagement with the brand. Both Global Brand Marketing and Global Sports Marketing will also report to O’Neill. A 24-year Nike veteran, O’Neill most recently served as Nike’s President, Consumer & Marketplace, leading Nike’s marketplace and four geographic operating regions. Previous roles included President, Nike Direct, accelerating Nike’s retail and digital-commerce business. O’Neill was also responsible for creating and leading Nike Women’s business.

Williams will lead Nike’s four geographies and marketplace across its Direct and wholesale business. In addition, Williams will lead Nike’s Supply Chain and Logistics. Williams joined NIKE, Inc. in 2019 as President, Jordan Brand. During this period, Williams has led Jordan Brand through unprecedented growth -- doubling revenue in the last four years, becoming the second-largest footwear brand in the United States. In addition to stewarding Jordan Brand at the intersection of sport, culture and community, Williams has decades of enterprise experience building global brands and creating deep consumer relationships.

O’Neill and Williams will be supported by a deep bench of leadership across Nike and, together, will lead the business through its next phase of innovation and growth, serving future generations of athletes. Sarah Mensah, Vice President/GM, North America, will become President, Jordan Brand. Scott Uzzell, currently CEO, Converse will become Vice President/GM, North America, reporting to Williams. Uzzell’s successor will be named shortly. Jordan Brand and Converse will report to John Donahoe.

Andy Campion, Chief Operating Officer, will take on a new leadership role as Managing Director, Strategic Business Ventures. In his new role, Campion will work closely with Donahoe to identify and pursue new business opportunities to drive disproportionate growth for the company. As part of his new role, Campion will oversee Nike Virtual Studios (NVS) and lead teams across Nike’s World Headquarters and Los Angeles-based offices.

Michael Spillane, President, Consumer Creation will retire from NIKE, Inc. later in 2023 after 16 years with the company. We thank Michael for his extensive contributions to the brand.

About NIKE, Inc.
NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at http://investors.nike.com. Individuals can also visit http://news.nike.com and follow @NIKE.

Contacts
Media Contact:
Virginia Rustique-Petteni
media.relations@nike.com

Investor Contact:
Paul Trussell
investor.relations@nike.com